Exhibit 4.2
STATOILHYDRO ASA
STATOILHYDRO PETROLEUM AS
Officers’ Certificate
Pursuant to Sections 102 and 301 of the Indenture
Each of the undersigned officers of StatoilHydro ASA, a public limited company incorporated under the laws of the Kingdom of Norway (the “Company”) and of StatoilHydro Petroleum AS, a limited company incorporated under the laws of the Kingdom of Norway (“StatoilHydro Petroleum”), hereby certifies:
1.	The terms of the series of securities established under the Indenture, dated as of April 15, 2009 (the “Indenture”), among the Company, StatoilHydro Petroleum and Deutsche Bank Trust Company Americas, as Trustee, in the aggregate principal amount of US$500,000,000, to be entitled the 3.875% Notes due 2014 (the “2014 Notes”) and in the aggregate principal amount of US$1,500,000,000, to be entitled the 5.25% Notes due 2019 (the “2019 Notes”, and, together with the 2014 Notes, “the Notes”), are set forth in Annex A-1 and Annex A-2 respectively.

2.	That the following statements are made pursuant to the provisions of Section 102 of the Indenture:
(1)	Each of the undersigned has read the provisions of the Indenture setting forth conditions precedent to the authentication of the Notes, and the definitions in the Indenture relating thereto;

(2)	Each of the undersigned has examined resolutions of the Board of Directors of the Company and the resolutions of the Board of Directors of StatoilHydro Petroleum together with the terms set forth in Annex A-1 and Annex A-2;

(3)	In the opinion of each of the undersigned such examination is sufficient to enable us to express an informed opinion as to whether or not the conditions precedent referred to above have been complied with; and

(4)	Each of the undersigned is of the opinion that the conditions precedent referred to above have been complied with.

IN WITNESS WHEREOF, each of the undersigned has signed his name.

Dated: April 16, 2009	StatoilHydro ASA

	By:	/s/ Eldar Saetre

Name: Eldar Saetre
Title: Executive Vice President & Chief Financial Officer

StatoilHydro Petroleum AS

	By:	/s/ Eldar Saetre

Name: Eldar Saetre
Title: Chairman & Chief Financial Officer

Annex A-1

U.S.$500,000,000 3.875% Notes due 2014:

Issuer:	StatoilHydro ASA (“StatoilHydro”)

Guarantor:	StatoilHydro Petroleum AS (“StatoilHydro Petroleum”)

Title:	3.875% Notes due 2014 (the “2014 Notes”)

Total initial principal amount being issued:	$500,000,000

Denomination:	The Notes will be issued in denominations of $1,000 and integral multiples of $1,000.

Issuance Date:	April 23, 2009

Guarantee:	Payment of the principal of and interest on the Notes is fully guaranteed by StatoilHydro Petroleum pursuant to Section 1401 of the Indenture.

Maturity Date:	April 15, 2014

Day Count:	30/360

Day Count Convention:	Following unadjusted.

Interest Rate:	3.875% per annum.

Date interest starts accruing:	April 23, 2009

Interest Payment Dates:	April 15 and October 15 of each year, subject to the Day Count Convention

First Interest Payment Date:	October 15, 2009

Business Day:	Any week day on which banking or trust institutions in neither New York nor Oslo are authorized generally or obligated by law, regulation or executive order to close

Regular record dates for interest:	The 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day.

Redemption:	The 2014 Notes are redeemable as described below under “Optional Tax Redemption” and “Optional Make-Whole Redemption”. The provision for optional tax redemption will apply in respect of changes in tax treatments occurring after April 16, 2009.

Optional Tax Redemption:	StatoilHydro and StatoilHydro Petroleum have the option to redeem the 2014 Notes, in whole, in the two situations described below at a redemption price equal to the principal amount of the 2014 Notes plus accrued interest and any additional amounts due on the date fixed for redemption upon providing between 30 and 60 days’ notice.

The first situation is where, as a result of changes in or amendment to, or changes in the official application or interpretation of, any laws or regulations or rulings, or changes in the official application or interpretation of, or any execution of or amendment to, any treaties on or after April 16, 2009 in the jurisdiction where StatoilHydro or StatoilHydro Petroleum are incorporated or, if different, tax resident, StatoilHydro or StatoilHydro Petroleum, as applicable, would be required to pay additional amounts as described below under “Payment of Additional Amounts”. If StatoilHydro or StatoilHydro Petroleum are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized or incorporated or, if different, tax resident, and the applicable date will be the date the entity became a successor. StatoilHydro or StatoilHydro Petroleum do not have the option to redeem in this case if either StatoilHydro or StatoilHydro Petroleum, as applicable, could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to StatoilHydro or StatoilHydro Petroleum, as applicable.

The second situation is where, following a merger, consolidation, sale or lease of StatoilHydro’s or StatoilHydro Petroleum’s assets to a person that assumes StatoilHydro’s or StatoilHydro Petroleum’s obligations under the 2014 Notes, that person is required to pay additional amounts as described below under “Payment of Additional Amounts”. StatoilHydro, StatoilHydro Petroleum or the other person would have the option to redeem the 2014 Notes in this situation even if the additional amounts became payable immediately after such assumption. Neither StatoilHydro, StatoilHydro Petroleum nor that person has any obligation under the indenture to seek to avoid the obligation to pay additional amounts in this situation. StatoilHydro, StatoilHydro Petroleum or the other person, as applicable, shall deliver to the trustee an officer’s certificate to the effect that the circumstances required for redemption exist. However, StatoilHydro, StatoilHydro Petroleum or the other person, as applicable, would have the option to redeem the 2014 Notes in the circumstances described in this paragraph only if a change in, execution of or amendment to any law or treaty occurs after the date of such assumption.

Optional Make-Whole Redemption:	StatoilHydro has the right to redeem the 2014 Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2014 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2014 Notes to be redeemed (not including any portion of payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 35 basis points, plus accrued and unpaid interest to the date of redemption. For purposes of determining the optional make-whole redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2014 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by StatoilHydro. “Reference treasury dealer” means Banc of America Securities LLC, Citigroup Global Markets Inc. or J.P. Morgan Securities Inc. or their respective affiliates which are primary U.S. government securities dealers, and their respective successors, and two other primary U.S. government securities dealers selected by StatoilHydro, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), StatoilHydro shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

Payment of Additional Amounts:	None payable under current law. The government or any political subdivision or taxing authority of such government of any jurisdiction where StatoilHydro or StatoilHydro Petroleum are incorporated (currently the Kingdom of Norway) or, if different, tax resident may require StatoilHydro or StatoilHydro Petroleum to withhold amounts from payments on the principal or interest on the 2014 Notes or payment under the guarantees for taxes, assessments or any other governmental charges. If any such jurisdiction requires a withholding of this type, StatoilHydro or StatoilHydro Petroleum may be required to pay the noteholder additional amounts so that the net amount the noteholder receives will be the amount specified in the 2014 Notes. However, in order for the noteholder to be entitled to receive the additional amounts, the noteholder must not be resident in the jurisdiction that requires the withholding. StatoilHydro and StatoilHydro Petroleum will not have to pay additional amounts under any or any combination of the following circumstances:
•	The tax, assessment or governmental charge is imposed only because the noteholder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the noteholder, if the noteholder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the 2014 Notes or receiving principal or interest in respect thereof. These connections include where the noteholder or related party:
•	is or has been a citizen or resident of the jurisdiction;

•	is or has been present or engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.
•	The tax, assessment or governmental charge is imposed due to the presentation of the 2014 Notes for payment on a date more than 30 days after the 2014 Notes became due or after the payment was provided for, whichever occurs later.

•	The tax, assessment or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

•	The tax, assessment or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding.

•	The tax, assessment or governmental charge is imposed or withheld because the noteholder or beneficial owner failed to comply with any of StatoilHydro’s following requests:
•	to provide information about the nationality, residence or identity of the noteholder or beneficial owner, or

•	to make a declaration or other similar claim or satisfy any

information or reporting requirements
in each case that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax, assessment or governmental charge.
•	The tax, assessment or governmental charge is imposed pursuant to European Union Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings or any law or agreement implementing or complying with, or introduced to conform to, such directive.

•	The tax, assessment or governmental charge is imposed on a noteholder or beneficial owner who could have avoided such withholding or deduction by presenting its 2014 Notes to another paying agent.

•	The noteholder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, the 2014 Notes, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the noteholder of the 2014 notes. The foregoing provisions will also apply to any present or future taxes, assessments or governmental charges imposed by any jurisdiction in which StatoilHydro’s successor or StatoilHydro Petroleum’s successor is organized or incorporated.

This provision will also apply to any present or future taxes, assessments or governmental charges imposed by any jurisdiction in which StatoilHydro’s or StatoilHydro Petroleum’s successor is organized or incorporated or, if different, tax resident.

Sinking fund:	There is no sinking fund.

Further issuances:	StatoilHydro may, at its sole option, at any time and without the consent of the then existing noteholders, “reopen” the 2014 Notes and issue an unlimited principal amount of additional 2014 Notes in one or more transactions subsequent to the date of the prospectus supplement dated April 16, 2009, with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) identical to the 2014 Notes issued pursuant to the prospectus supplement. These additional 2014 Notes will be deemed part of the same series as the 2014 Notes issued pursuant to the prospectus supplement and will provide the holders of these additional 2014 Notes the right to vote together with holders of the 2014 Notes issued pursuant to the prospectus supplement. StatoilHydro may reopen a series of notes only if the additional notes issued will be fungible with the original notes of the series for United States federal income tax purposes.

CUSIP Number:	85771S AB2

ISIN:	US85771SAB25

Annex A-2
U.S.$1,500,000,000 5.25% Notes due 2019:

Issuer:	StatoilHydro ASA (“StatoilHydro”)

Guarantor:	StatoilHydro Petroleum AS (“StatoilHydro Petroleum”)

Title:	5.25% Notes due 2019 (the “2019 Notes”)

Total initial principal amount being issued:	$1,500,000,000

Denomination:	The Notes will be issued in denominations of $1,000 and integral multiples of $1,000.

Issuance Date:	April 23, 2009

Guarantee:	Payment of the principal of and interest on the Notes is fully guaranteed by StatoilHydro Petroleum pursuant to Section 1401 of the Indenture.

Maturity Date:	April 15, 2019

Day Count:	30/360

Day Count Convention:	Following unadjusted.

Interest Rate:	5.25% per annum.

Date interest starts accruing:	April 23, 2009

Interest Payment Dates:	April 15 and October 15 of each year, subject to the Day Count Convention

First Interest Payment Date:	October 15, 2009

Business Day:	Any week day on which banking or trust institutions in neither New York nor Oslo are authorized generally or obligated by law, regulation or executive order to close

Regular record dates for interest:	The 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day.

Redemption:	The 2019 Notes are redeemable as described below under “Optional Tax Redemption” and “Optional Make-Whole Redemption”. The provision for optional tax redemption will apply in respect of changes in tax treatments occurring after April 16, 2009.

Optional Tax Redemption:	StatoilHydro and StatoilHydro Petroleum have the option to redeem the 2019 Notes, in whole, in the two situations described below at a redemption price equal to the principal amount of the 2019 Notes plus accrued interest and any additional amounts due on the date fixed for redemption upon providing between 30 and 60 days’ notice.

The first situation is where, as a result of changes in or amendment to, or changes in the official application or interpretation of, any laws or regulations or rulings, or changes in the official application or interpretation of, or any execution of or amendment to, any treaties on or after April 16, 2009 in the jurisdiction where StatoilHydro or StatoilHydro Petroleum are incorporated or, if different, tax resident, StatoilHydro or StatoilHydro Petroleum, as applicable, would be required to pay additional amounts as described below under “Payment of Additional Amounts”. If StatoilHydro or StatoilHydro Petroleum are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized or incorporated or, if different, tax resident, and the applicable date will be the date the entity became a successor. StatoilHydro or StatoilHydro Petroleum do not have the option to redeem in this case if either StatoilHydro or StatoilHydro Petroleum, as applicable, could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to StatoilHydro or StatoilHydro Petroleum, as applicable.

The second situation is where, following a merger, consolidation, sale or lease of StatoilHydro’s or StatoilHydro Petroleum’s assets to a person that assumes StatoilHydro’s or StatoilHydro Petroleum’s obligations under the 2019 Notes, that person is required to pay additional amounts as described below under “Payment of Additional Amounts”. StatoilHydro, StatoilHydro Petroleum or the other person would have the option to redeem the 2019 Notes in this situation even if the additional amounts became payable immediately after such assumption. Neither StatoilHydro, StatoilHydro Petroleum nor that person has any obligation under the indenture to seek to avoid the obligation to pay additional amounts in this situation. StatoilHydro, StatoilHydro Petroleum or the other person, as applicable, shall deliver to the trustee an officer’s certificate to the effect that the circumstances required for redemption exist. However, StatoilHydro, StatoilHydro Petroleum or the other person, as applicable, would have the option to redeem the 2019 Notes in the circumstances described in this paragraph only if a change in, execution of or amendment to any law or treaty occurs after the date of such assumption.

Optional Make-Whole Redemption:	StatoilHydro has the right to redeem the 2019 Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2019 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2019 Notes to be redeemed (not including any portion of payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 35 basis points, plus accrued and unpaid interest to the date of redemption. For purposes of determining the optional make-whole redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2019 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by StatoilHydro. “Reference treasury dealer” means Banc of America Securities LLC, Citigroup Global Markets Inc. or J.P. Morgan Securities Inc. or their respective affiliates which are primary U.S. government securities dealers, and their respective successors, and two other primary U.S. government securities dealers selected by StatoilHydro, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), StatoilHydro shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

Payment of Additional Amounts:	None payable under current law. The government or any political subdivision or taxing authority of such government of any jurisdiction where StatoilHydro or StatoilHydro Petroleum are incorporated (currently the Kingdom of Norway) or, if different, tax resident may require StatoilHydro or StatoilHydro Petroleum to withhold amounts from payments on the principal or interest on the 2019 Notes or payment under the guarantees for taxes, assessments or any other governmental charges. If any such jurisdiction requires a withholding of this type, StatoilHydro or StatoilHydro Petroleum may be required to pay the noteholder additional amounts so that the net amount the noteholder receives will be the amount specified in the 2019 Notes. However, in order for the noteholder to be entitled to receive the additional amounts, the noteholder must not be resident in the jurisdiction that requires the withholding. StatoilHydro and StatoilHydro Petroleum will not have to pay additional amounts under any or any combination of the following circumstances:
•	The tax, assessment or governmental charge is imposed only because the noteholder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the noteholder, if the noteholder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the 2019 Notes or receiving principal or interest in respect thereof. These connections include where the noteholder or related party:
•	is or has been a citizen or resident of the jurisdiction;

•	is or has been present or engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.
•	The tax, assessment or governmental charge is imposed due to the presentation of the 2019 Notes for payment on a date more than 30 days after the 2019 Notes became due or after the payment was provided for, whichever occurs later.

•	The tax, assessment or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

•	The tax, assessment or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding.

•	The tax, assessment or governmental charge is imposed or withheld because the noteholder or beneficial owner failed to comply with any of StatoilHydro’s following requests:
•	to provide information about the nationality, residence or identity of the noteholder or beneficial owner, or

•	to make a declaration or other similar claim or satisfy any

information or reporting requirements
in each case that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax, assessment or governmental charge.

•	The tax, assessment or governmental charge is imposed pursuant to European Union Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings or any law or agreement implementing or complying with, or introduced to conform to, such directive.

•	The tax, assessment or governmental charge is imposed on a noteholder or beneficial owner who could have avoided such withholding or deduction by presenting its 2019 Notes to another paying agent.

•	The noteholder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, the 2019 Notes, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the noteholder of the 2019 notes. The foregoing provisions will also apply to any present or future taxes, assessments or governmental charges imposed by any jurisdiction in which StatoilHydro’s successor or StatoilHydro Petroleum’s successor is organized or incorporated.

This provision will also apply to any present or future taxes, assessments or governmental charges imposed by any jurisdiction in which StatoilHydro’s or StatoilHydro Petroleum’s successor is organized or incorporated or, if different, tax resident.

Sinking fund:	There is no sinking fund.

Further issuances:	StatoilHydro may, at its sole option, at any time and without the consent of the then existing noteholders, “reopen” the 2019 Notes and issue an unlimited principal amount of additional 2019 Notes in one or more transactions subsequent to the date of the prospectus supplement dated April 16, 2009, with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) identical to the 2019 Notes issued pursuant to the prospectus supplement. These additional 2019 Notes will be deemed part of the same series as the 2019 Notes issued pursuant to the prospectus supplement and will provide the holders of these additional 2019 Notes the right to vote together with holders of the 2019 Notes issued pursuant to the prospectus supplement. StatoilHydro may reopen a series of notes only if the additional notes issued will be fungible with the original notes of the series for United States federal income tax purposes.

CUSIP Number:	85771S AA4

ISIN:	US85771SAA42